EXHIBIT 23.1

Consent of Independent Certified Public Accountants

PracticeWorks, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the registration statements (No. 333-85106) on Form S-3 and (Nos. 333-60588 and 333-60590) on Form S-8 of our reports dated February 5, 2002 (except for Note 12(c) which is as of March 15, 2002) relating to the consolidated financial statements and schedule of PracticeWorks, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

BDO SEIDMAN, LLP

Atlanta, Georgia

March 26, 2003